SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

        The Form 8-K of CNL Retirement Properties, Inc. (the "Company") dated March 31, 2004 is hereby amended to include unaudited financial statements for 22 related Properties which were acquired on April 30, 2004 and pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K dated March 31, 2004.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial statements of retirement Properties acquired.

           Audited financial statements for 22 related Properties acquired by the Company, including the
           Medical Office Properties Twenty-Two Properties, (which include two in each of Aurora, Colorado and Irving, Texas; four in Durham, North Carolina; and one in each of Clearwater, Largo and
           Tampa, Florida; Chesapeake and Fairfax, Virginia; Columbia and Rockville, Maryland; Encino,
           Sherman Oaks and Valencia, California; Houston, Corpus Christi and Plano, Texas; and Denver,
           Colorado), for the year ended December 31, 2003, as well as unaudited financial statements for the three months ended March 31, 2004.

           See Index to Financial Statements on page 16.

      (b)  Pro forma financial information.

           See Index to Pro Forma Financial Statements on page 3.

      (c)  Not applicable.

SIGNATURES

        Pursuant  to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Dated: July 6, 2004	By: /s/ Thomas J. Hutchison III THOMAS J. HUTCHISON III Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of March 31, 2004                                            5

     Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2004                    6

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                    7

     Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2004
        and the year ended December 31, 2003                                                              8

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $235.8 million in gross offering proceeds from the sale of 23.6 million additional shares for the period April 1, 2004 through May 19, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $89.0 million under mortgage notes payable and (ii) the application of such funds and cash on hand as of March 31, 2004, to purchase 27 Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2004.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 141 Properties purchased by the Company prior to March 31, 2004, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                      (in thousands, except per share data)

                                                                                       Pro Forma
                                                                  Historical          Adjustments               Pro Forma
                                                                  ----------          -----------               ---------
                         ASSETS

Investment Properties:
    Accounted for using the operating method, net                $ 1,669,033          $  307,377   (b)         $ 1,976,410
    Accounted for using the direct financing method                  420,057              28,555   (b)             448,612
    Lease intangible costs, net                                       47,228              21,101   (c)              68,329
Cash and cash equivalents                                            275,908             235,811   (a)             260,069
                                                                                        (253,683)  (b)
                                                                                           2,033   (d)
Restricted cash                                                       72,738                  --                    72,738
Accounts and other receivables, net                                   15,809                  --                    15,809
Loan costs                                                            12,995                 739   (b)              13,734
Accrued rental income                                                 22,585                  --                    22,585
Other assets                                                          32,791              10,611   (a)              29,192
                                                                                           6,674   (b)
                                                                                         (20,884)  (b)
Investment in unconsolidated subsidiary                                   20                  --                        20
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                            $   648,501          $   88,979   (b)         $   737,480
    Bonds payable                                                     90,783                  --                    90,783
    Line of credit                                                    20,000                  --                    20,000
    Construction loans payable                                        26,468                  --                    26,468
    Due to related parties                                             5,166              29,476   (a)              34,642
    Accounts payable and accrued expenses                              6,576                  --                     6,576
    Deferred income                                                    1,164                 900   (c)               2,064
    Security deposits                                                 22,742               2,033   (d)              24,775
                                                                 -----------          ----------               -----------
           Total liabilities                                         821,400             121,388                   942,788
                                                                 -----------          ----------               -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                               --                  --                        --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                             --                  --                        --
    Common stock, $.01 par value per share
       Authorized 450,000 shares, issued 194,781 and
       218,362 shares, respectively, outstanding
       194,561 and 218,142 shares, respectively                        1,946                 236   (a)               2,182
    Capital in excess of par value                                 1,752,137             235,575   (a)           1,968,847
                                                                                         (18,865)  (a)
    Accumulated distributions in excess of net earnings               (6,319)                 --                    (6,319)
                                                                 -----------          ----------               -----------
           Total stockholders' equity                              1,747,764             216,946                 1,964,710
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2004
                      (in thousands, except per share data)

                                                                          Historical
                                                                           Medical
                                                                            Office         Pro Forma
                                                         Historical       Properties      Adjustments         Pro Forma
                                                         ----------       ----------      -----------         ---------
Revenues:
    Rental income from operating leases                   $ 36,692        $    6,948       $  7,428    (1)    $  51,149
                                                                                                 44    (2)
                                                                                                 37    (3)
    Earned income from direct financing leases              12,642                --          1,031    (1)       13,673
    Recoveries from tenants                                     --             1,098             --               1,098
    Contingent rent                                             49                --             --                  49
    FF&E reserve                                             1,447                --             48    (4)        1,495
    Interest and other                                         602               261           (540)   (5)          323
                                                          --------        ----------       --------           ---------
                                                            51,432             8,307          8,048              67,787
                                                          --------        ----------       --------           ---------

Expenses:
    Interest and loan amortization                           7,969                --          2,813    (6)       10,782
    General and administrative                               2,280                --             --               2,280
    Property taxes                                              --               766             --                 766
    Property operating                                         321             1,827            239    (7)        2,387
    Asset management fees to related party                   2,264                --          1,054    (8)        3,318
    Provision for doubtful accounts                          1,250                --             --               1.250
    Depreciation and amortization                            9,562                --          5,247    (9)       14,809
                                                          --------        ----------       --------           ---------
                                                            23,646             2,593          9,353              35,592
                                                          --------        ----------       --------           ---------

Earnings before equity in earnings of
    unconsolidated subsidiary                               27,786             5,714         (1,305)             32,195

Equity in earnings of unconsolidated
    subsidiary                                                  15                --             --                  15
                                                          --------        ----------       --------           ---------

Net earnings                                              $ 27,801        $    5,714       $ (1,305)          $  32,210
                                                          ========        ==========       ========           =========

Net earnings per share of common stock
    (basic and diluted) (10)                              $   0.16                                            $    0.17
                                                          ========                                            =========

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)             169,112                                              188,041
                                                          ========                                            =========

 See accompanying notes to unaudited pro forma consolidated financial statements

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                           Historical
                                                                             Medical
                                                                             Office        Pro Forma
                                                          Historical       Properties     Adjustments         Pro Forma
                                                          ----------       ----------     -----------         ---------
Revenues:
     Rental income from operating leases                   $60,207           $26,035       $114,979    (1)     $201,546
                                                                                                176    (2)
                                                                                                149    (3)
     Earned income from direct financing leases             31,107                --         24,769    (1)       55,876
     Recoveries from tenants                                    --             3,146             --               3,146
     Contingent rent                                            47                --             --                  47
     FF&E reserve income                                     2,607                --          3,616    (4)        6,223
     Interest and other income                               1,626             1,068         (1,584)  (5)        1,110
                                                           -------           -------       --------            --------
                                                            95,594            30,249        142,105             267,948
                                                           -------           -------       --------            --------

Expenses:
     Interest and loan amortization                          9,588                --         29,717    (6)       39,305
     General and administrative                              5,482                --             --               5,482
     Property taxes                                             --             2,889             --               2,889
     Property operating                                        136             7,329          1,568    (7)        9,033
     Asset management fees to related party                  4,372                --          8,852    (8)       13,224
     Depreciation and amortization                          17,567                --         41,172    (9)       58,739
                                                           -------           -------       --------            --------
                                                            37,145            10,218         81,309             128,672
                                                           -------           -------       --------            --------

Earnings before equity in earnings of
     unconsolidated subsidiary                              58,449            20,031         60,796             139,276

Equity in earnings of unconsolidated subsidiary                 11                --             --                  11
                                                           -------           -------       --------            --------

Net earnings                                               $58,460           $20,031       $ 60,796            $139,287
                                                           =======           =======       ========            ========

Net earnings per share of common
     stock (basic and diluted) (10)                        $  0.66                                             $   0.74
                                                           =======                                             ========

Weighted average number of shares of common
     stock outstanding (basic and diluted) (10)             88,840                                              187,466
                                                           =======                                             ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)   Represents gross proceeds of $235,811 from the sale of 23,581 shares during the period April 1, 2004 through May 19, 2004, and the accrual of
      $29,476 for (i) related acquisition fees of $10,611 (4.5% of gross proceeds from Prior Offerings) which are reflected in other assets, (ii)
      selling commissions of $17,686 (7.5% of gross proceeds) and (iii)
      marketing support fees of $1,179 (0.5% of gross proceeds), which have been netted against stockholders' equity.

(b)   Represents the use of $253,683 of cash and cash equivalents and borrowings of $88,979 under mortgage notes payable (i) to purchase 27 properties for
      $335,249, (ii) to pay loan costs of $739, (iii) to pay acquisition fees on permanent financing (4.5% of permanent financing) of $4,004 and (iv)
      $2,670 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of
      $20,884 in miscellaneous acquisition costs and acquisition fees to
      Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).

                                                                     Acquisition
                                                                       Fees and
                                                                    Closing Costs
                                                       Purchase     Allocated to
                                                         Price        Investment        Total
                                                         -----        ----------        -----
Sunrise of Santa Rosa in Santa Rosa, CA                $  9,280        $    537        $  9,817
Sakonnet Bay Manor in Tiverton, RI                       24,679           2,006          26,685
Courtyard Manor Portfolio One Properties                 17,790           1,178          18,968
Medical Office Portfolio One Properties                 256,500          15,608         272,108
                                                       --------        --------        --------
     Properties subject to operating leases             308,249          19,329         327,578
                                                       --------        --------        --------
Sedgebrook Continuing Care Retirement Community
    in Lincolnshire, IL                                  27,000           1,555          28,555
                                                       --------        --------        --------
     Investment in direct financing leases               27,000           1,555          28,555
                                                       --------        --------        --------

                                                       $335,249        $ 20,884        $356,133
                                                       ========        ========        ========

(c)   The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d)   Represents a security deposit in the amount of $2,033 received from the lessee in conjunction with the acquisition of the Sedgebrook Continuing
      Care Retirement Community.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)   Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the
      Company as of May 19, 2004 (collectively, the "Pro Forma Property" or "Pro
      Forma Properties") for the Pro Forma Period.

      The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of
      Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                               Pro Forma
                                                                                                 Pro Forma    Adjustment
                                                                                              Adjustment for    for the
                                                          Date                                the Year Ended    Quarter
                                                  Acquired/Probable by        Purchase          December 31,  Ended March
                                                       the Company              Price              2003        31, 2004
                                                       -----------              -----              ----        --------
Properties subject to operating leases:
 Acquired:
 Summit Portfolio Properties                     March 27, 2003              $    52,000         $   1,455    $        --
 Additional Marriott Portfolio Two Properties    March 28, 2003                  254,575             4,759             --
 Brighton Gardens of Saddle River, NJ            March 31, 2003                   12,750               405             --
 Balmoral Assisted Living Community in Palm
     Harbor, FL                                  July 8, 2003                     12,175               629             --
 ARC Somerby Portfolio Properties                August 25, 2003                  73,260             5,683             --
 GreenTree Portfolio Properties                  September 5 & 11, 2003           22,956             2,046             --
 Sunrise Portfolio Four Properties               September 30, 2003              149,277            11,509             --
 Additional Sunrise Portfolio Four Properties    September 30, 2003               29,552                --             --
 Dogwood Forest of Dunwoody in Dunwoody, GA      November 25, 2003                 5,500               681             --
 EdenCare Portfolio One Properties               November 25, 2003                27,000             3,236             --
 EdenCare Portfolio Two Properties               November 25, 2003               171,755            19,401             --
 Horizon Bay Portfolio One Properties            February 6 & 13, 2004           537,321            59,309          5,962
 Sunrise Portfolio Five Properties               March 31, 2004                   34,649                --             --
 Courtyard Manor Portfolio One Properties        April 1, 2004                    17,790             2,167            541
 Medical Office Portfolio One Properties         April 30, 2004                  256,500                --             --
 Probable:
 Sunrise of Santa Rosa in Santa Rosa, CA         September 16, 2003                9,280               960            240
 Sakonnet Bay Manor (Tiverton Property)          January 5, 2004                  24,679             2,739            685
                                                                             -----------         ---------    -----------
                                                                             $ 1,691,019         $ 114,979    $     7,428
                                                                             ===========         =========    ===========
Investment in direct financing leases:
 Acquired:
 Fox Run Village in Novi, MI                     February 28, 2003           $    17,000         $     420    $        --
 Prime Care Portfolio Two Properties             March 31, 2003                   22,635               744             --
 Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                June 2, 2003                     19,500             1,338             --
 Sunrise Portfolio Three Properties              August 29, 2003                 184,500            15,401             --
 Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                   December 1, 2003                 19,700             2,747             --
 Probable:
 Sedgebrook Continuing Care Retirement
      Community in Lincolnshire, IL              May 19, 2004                     27,000             4,119          1,031
                                                                             -----------         ---------    -----------
                                                                             $   290,335         $  24,769    $     1,031
                                                                             ===========         =========    ===========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(2)   Represents the Company's straight-line rent adjustment to the Medical
      Office Portfolio One Properties' historical rental income.

(3)   Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4)   Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5)   Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the quarter ended March 31, 2004 and the year ended December 31, 2003.

(6)   Represents adjustment to interest expense for mortgage loans for the Pro
      Forma Period based on the following terms:
                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------     -------------------------      --------------     -----------
Prime Care Portfolio Two          $ 20,635     7.83%, with principal and        $      359       $        --
Properties maturing                            interest payable monthly.
October 2008

Revolving line of credit            20,000     Floating at 250 basis                   159                --
secured by Prime Care                          points over the 30-day
Portfolio Properties,                          LIBOR.  During the Pro
maturing March 2005                            Forma Period, the interest
                                               rate varied from 3.62% to
                                               3.88%.

Summit Portfolio                    26,000     Floating at 325 basis                   318                --
Properties, maturing March                     points over the 30-day
2005                                           LIBOR with a minimum
                                               interest rate of 5% and
                                               principal and interest
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate was
                                               5.0%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     -------------
ARC Somerby Portfolio             $ 50,400     5.79% with principal and         $    1,848       $        --
Properties, maturing                           interest payable monthly.
June 2013

Sunrise Portfolio Three             92,500     5.13% the first year,                 3,747                --
Properties, maturing                           5.38% the second year,
July 2010                                      6.06% the third year with
                                               3% increases to the per
                                               annum rate each calendar
                                               year thereafter to a
                                               maximum of 7.25%
                                               (effective rate of
                                               interest is 5.60%) to
                                               maturity. Monthly
                                               interest only payments
                                               through 2005 with
                                               principal and interest
                                               payable monthly for the
                                               remaining term of the
                                               loan.

Sunrise Portfolio Four              74,645     Fixed interest rate of                4,449               346
Properties, maturing seven                     5.96%.  Monthly interest
years from funding date                        only payments for first
                                               two years with principal
                                               and interest payable
                                               monthly for the remaining
                                               term of the loan.

EdenCare Portfolio Two              45,000     Floating at 260 to 300                1,539                --
Properties, maturing                           basis points over the
November 2006                                  30-day LIBOR rate.  During
                                               the Pro Forma Period, the
                                               interest rate varied from
                                               3.70% to 4.34%.

EdenCare Portfolio Two               7,130     Fixed rates of 8.25% and                531                --
Properties, two loans                          8.375%, with principal and
maturing between March                         interest payable monthly.
2038 and November 2038

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     ---------------
Horizon Bay Portfolio One         $110,445     Floating at 90 basis points      $    2,360       $       219
Properties, maturing                           over the 3 to 9 month
October 2005                                   Fannie Mae Discount MBS and
                                               interest only payable
                                               monthly.  During the Pro
                                               Forma Period, the interest
                                               rate varied from 2.02% to
                                               2.25%.

Horizon Bay Portfolio One           74,000     Floating at 104 basis                 1,634               157
Properties, maturing April                     points over the 3 to 9
2008                                           month Fannie Mae
                                               Discount MBS and
                                               interest only payable
                                               monthly. During the Pro
                                               Forma Period, the
                                               interest rate varied
                                               from 2.16% to 2.33%.

Horizon Bay Portfolio One            8,235     Floating at 104 basis                   186                17
Properties, maturing                           points over the 3 to 9
December 2008                                  month Fannie Mae Discount
                                               MBS and interest only
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate varied
                                               from 2.15% to 2.38%.

Horizon Bay Portfolio One           38,340     Floating at 370 basis                 2,281               269
Properties, maturing May                       points over the 30-day
2008                                           LIBOR with a minimum
                                               interest rate of 5.95%.
                                               Monthly interest only
                                               payments through July
                                               2004 with principal and
                                               interest payable monthly
                                               for the remaining term
                                               of the loan. During the
                                               Pro Forma Period, the
                                               interest rate was 5.95%.

Horizon Bay Portfolio One           33,139     8.17% with principal and              2,687               253
Properties, maturing May                       interest payable monthly.
2010

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------    --------------------------      --------------     -----------
Horizon Bay Portfolio One         $ 10,400    Floating at 370 basis             $      619       $        73
Properties, maturing May                      points over the 30-day
2008                                          LIBOR with a minimum
                                              interest rate of 5.95%.
                                              Monthly interest only
                                              payments through January
                                              2005 with principal and
                                              interest payable monthly
                                              for the remaining term
                                              of the loan. During the
                                              Pro Forma Period, the
                                              interest rate was 5.95%.

Medical Office Portfolio            62,322    Fixed rates ranging from               3,877               960
One Properties, nine                          5.09% to 8.35%, with
loans maturing between                        principal and interest
August 2008 and February                      payable monthly
2013

Medical Office Portfolio            14,900    5.15%, with interest only                767               192
One Properties, maturing                      payable monthly for the
October 2008                                  first year with principal
                                              and interest payable
                                              monthly for the remaining
                                              term of the loan.

Medical Office Portfolio             7,025    5.4%, with interest only                 378                94
One Properties, maturing                      payable monthly for the
February 2013                                 first three months with
                                              principal and interest
                                              payable monthly for the
                                              remaining term of the loan.

Sunrise of Santa Rosa in             4,733    6.875%, with principal and               322                79
Santa Rosa, CA, maturing                      interest payable monthly
June 2024
                                                                                ----------       -----------
                                                                                $   28,061       $     2,659
                                                                                ==========       ===========

      In addition, loan cost amortization was $154 and $1,656 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively.
      Loan costs are amortized using the effective interest method over the life of the loan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

      If the interest rates on variable rate loans would have increased by
      0.125% during the Pro Forma Period, interest expense would have increased by $21 and $295 for the quarter ended March 31, 2004 and the year ended
      December 31, 2003, respectively.

(7)   Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property
      management fees are equal to 3% of the Properties' gross rental revenues.
      For the year ended December 31, 2003, the adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

(8)   Represents increase in asset management fees relating to the Pro Forma
      Properties for the Pro Forma Period. Asset management fees are equal to
      0.60% per year of the Company's Real Estate Asset Value as defined in the
      Company's Prospectus.

(9)   Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $4,107 and $35,219 for the quarter ended March 31,
      2004 and the year ended December 31, 2003, respectively. The buildings and
      FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $1,140 and $5,953 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

      The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                                                 Tenant
                                                         Land         Building      FF&E      Improvements
                                                        -------       --------      ------    -------------
Additional Marriott Portfolio Two Properties            $50,817       $200,815      $9,410               --
Summit Portfolio Properties                               3,230         50,210       1,085               --
Brighton Gardens in Saddle River, NJ                      2,156         10,458         511               --
Balmoral Assisted Living Community in Palm Harbor,                                                       --
    FL                                                    1,002         11,134         376
ARC Somerby Portfolio Properties                          3,404         68,946       3,199               --
GreenTree Portfolio Properties                            1,298         21,824         380               --
Sunrise Portfolio Four Properties                        16,755        130,456       7,546               --
Additional Sunrise Portfolio Four Properties             10,057             --          --               --
Sunrise of Santa Rosa in Santa Rosa, CA                   2,486          6,762         342               --
Dogwood Forest of Dunwoody in Dunwoody, GA                  855          4,884          --               --
EdenCare Portfolio One Properties                         2,216         24,616         953               --
EdenCare Portfolio Two Properties                        10,982        158,187       6,854               --
Horizon Bay Portfolio One Properties                     34,536        509,614       5,993               --
Sunrise Portfolio Five Properties                         9,304             --          --               --
Courtyard Manor Portfolio One Properties                  2,822         15,014         389               --
Medical Office Portfolio One Properties                  40,610        195,661          --           17,326
Sakonnet Bay Manor (Tiverton Property)                    4,256         21,373         337               --

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(10)  Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period April
      1, 2004 through May 19, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2004 as needed to fund the purchase of the Pro Forma Properties.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Registered Public Accounting Firm

CONTENTS

Report of Independent Registered Public Accounting Firm...................................               17

Combined Statement of Certain Revenues and Certain Expenses for the three
     months ended March 31, 2004 (unaudited)..............................................               18

Combined Statement of Certain Revenues and Certain Expenses for the year
     ended December 31, 2003..............................................................               19

Notes to Combined Statement of Certain Revenues and Certain Expenses......................               20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and
Certain Expenses of the Medical Office Properties Twenty-Two Properties (as
defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined
Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and
Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain
Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was
prepared for the purpose of complying with the rules and regulations of the
Securities and Exchange Commission for inclusion in the filing of Form S-11 of
CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses
referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office
Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                          THREE MONTHS ENDED
                                                                            MARCH 31, 2004
                                                                              (UNAUDITED)
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $        6,948,074
Recoveries from tenants                                                            1,098,104
Other property revenues                                                              260,927
                                                                          ------------------

Total certain revenues                                                             8,307,105
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                          887,041
Taxes                                                                                765,841
Utilities                                                                            563,917
Insurance                                                                            165,438
Administrative                                                                       151,199
Other operating                                                                       59,143
                                                                          ------------------
Total Operating Expenses                                                           2,592,579
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $        5,714,526
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 2003
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $       26,034,959
Recoveries from tenants                                                            3,145,737
Other property revenues                                                            1,068,013
                                                                          ------------------

Total certain revenues                                                            30,248,709
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                        3,574,837
Taxes                                                                              2,888,446
Utilities                                                                          2,268,661
Insurance                                                                            614,748
Administrative                                                                       692,389
Other operating                                                                      178,299
                                                                          ------------------
Total Operating Expenses                                                          10,217,380
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $       20,031,329
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by
Medical Office Properties, Inc. (the "Properties").

This statement is prepared for the purpose of complying with Rule 3-14 of
Regulation S-X promulgated under the Securities Act of 1933, as amended.
Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended
March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

    PROPERTY                              LOCATION
    --------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.
Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004.
Interim results are not indicative of fiscal year performance.

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004                                                                                 $        24,084,000
2005                                                                                          21,131,000
2006                                                                                          19,073,000
2007                                                                                          16,890,000
2008                                                                                          14,143,000
Thereafter                                                                                    35,988,000
                                                                                     -------------------

                                                                                     $       131,309,000
                                                                                     ===================

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004                                                                                 $           119,000
2005                                                                                             119,000
2006                                                                                             118,000
2007                                                                                             115,000
2008                                                                                             115,000
Thereafter                                                                                     5,131,000
                                                                                     -------------------

                                                                                     $         5,717,000
                                                                                     ===================

5. SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL
Retirement Properties, Inc. for $256,500,000.